UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022

Thunder Bridge Capital Partners III, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39998	85-1445798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike

Suite D203

Great Falls, Virginia

(Address of principal executive offices, including zip code)

22066

(Zip Code)

Registrant’s telephone number, including area code: (202) 431-0507

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one Redeemable Warrant	TBCPU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	TBCP	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	TBCPW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2022, Thunder Bridge Capital Partners III, Inc. (the “Company”) held a special meeting of its stockholders in lieu of an annual meeting of stockholders (the “Meeting”). At the Meeting, the Extension Amendment Proposal (as defined below) to amend the Company’s amended and restated certificate of incorporation (“Charter Amendment”) was approved. Under Delaware law, the Charter Amendment took effect upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware on December 16, 2022. The terms of the Charter Amendment are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 29, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders were presented with a proposal to extend the date by which the Company must consummate an initial business combination from February 10, 2023 to August 10, 2023 (or such earlier date as determined by the Board) by amending the Company’s amended and restated certificate of incorporation (the “Extension Amendment Proposal”).

Also at the Meeting, the Company’s stockholders were presented with a proposal to ratify the selection by the Audit Committee of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (the “Auditor Ratification Proposal”).

Set forth below are the final voting results for the Extension Amendment Proposal. Pursuant to the Company’s amended and restated certificate of incorporation, the approval of the Extension Amendment Proposal requires the affirmative vote of holders of at least 65% of our outstanding shares of common stock (the “Common Stock”) who attend and vote at the Meeting with a quorum.

The Extension Amendment Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions	Broker Non-Votes
42,591,138	424,847	39	0

Set forth below are the final voting results for the Auditor Ratification Proposal. Pursuant to the Company’s amended and restated certificate of incorporation, the approval of the Auditor Ratification Proposal requires the affirmative vote of the majority of the votes cast by holders of Common Stock present (including virtually) or represented by proxy who vote at the Meeting with a quorum.

The Auditor Ratification Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions	Broker Non-Votes
42,758,386	256,739	899	0

In connection with the vote to approve the Extension Amendment Proposal and the Auditor Ratification Proposal, the holders of 40,302,259 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.10 per share, for an aggregate redemption amount of approximately $407 million in connection with the Extension Amendment Proposal and the Auditor Ratification Proposal.

A proposal to adjourn the Meeting to a later date was not presented because there were enough votes to approve the Extension Amendment Proposal and the Auditor Ratification Proposal.

[Signature to follow]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2022

THUNDER BRIDGE CAPITAL PARTNERS III, INC.

By:	/s/ Gary A. Simanson
Name:	Gary A. Simanson
Title:	Chief Executive Officer

2